Exhibit 99.1
Pulmonx Reports Third Quarter 2022 Financial Results

Redwood City, CA – November 3, 2022 – Pulmonx Corporation (Nasdaq: LUNG) (“Pulmonx” or the "Company"), a global leader in minimally invasive treatments for lung disease, today reported financial results for the third quarter ended September 30, 2022.

Recent Highlights
•Achieved worldwide revenue of $13.5 million in the third quarter of 2022, a 2% increase over the same period last year and an increase of 7% on a constant currency basis, driven by U.S. revenue of $8.4 million representing 22% year-over-year growth
•Realized gross margin of 75% in the third quarter of 2022 as compared to 73% in the same period last year
•Added 13 new U.S. treatment centers for Zephyr Valves in the third quarter 2022, increasing total U.S. treatment centers to 261
•Preliminary AeriSeal data reported across two studies suggest that AeriSeal could significantly expand addressable market for Zephyr Valves to include patients with collateral ventilation
•Japanese Ministry of Health, Labour and Welfare (MHLW) agreed to approve Zephyr Valves to treat severe COPD/emphysema patients in Japan following a Special Panel Meeting on October 3, 2022

“Patient and physician interest in our clinically proven Zephyr Valve procedure remains strong despite ongoing hospital staffing challenges. We are building a large new market with a programmatic approach focused on high quality training for new centers, supporting our customers to realize operational efficiencies, and driving highly targeted education of COPD physicians about this new therapeutic option for their patients,” said Glen French, President & Chief Executive Officer.

Mr. French continued, “Further, we are very pleased to have made significant progress toward expanding our addressable market by securing agreement to approve Zephyr Valves in Japan and presenting encouraging preliminary data showing AeriSeal can expand Zephyr Valve treatment to patients with collateral ventilation. Our long-term outlook remains strong, and we look forward to further penetrating our significant market opportunity through incremental account acquisition and procedure volume growth, geographic expansion, and innovation.”

Third Quarter 2022 Financial Results
Total worldwide revenue in the third quarter of 2022 was $13.5 million, a 2% increase from $13.3 million in the third quarter of 2021 and an increase of 7% on a constant currency basis. U.S. revenue was $8.4 million, a 22% increase from the third quarter of 2021 and reflected continued commercial momentum and growth of Zephyr valve procedures. International revenue was $5.1 million, a 20% decrease compared to the third quarter of 2021, and a 10% decrease on a constant currency basis. Global sales were impacted by a more pronounced summer seasonality effect than has been seen in years past.

Gross profit in the third quarter of 2022 was $10.2 million, a 4% increase compared to $9.7 million for the third quarter of 2021. Gross margin for the third quarter of 2022 was 75%, up from 73% for the same period in 2021. The improvement in gross margin reflects benefits from production efficiencies.

Operating expenses in the third quarter of 2022 were $24.1 million, compared to $19.5 million for the third quarter of 2021, representing an increase of 23%. The increase in operating expenses was driven primarily by investments in commercial activity, research and development associated with our AeriSeal clinical development program, and an increase in non-cash stock-based compensation.

Net loss in the third quarter of 2022 was $14.2 million, or $0.38 per share, compared to a net loss of $10.2 million, or $0.28 per share, for the same period in 2021.

Cash, cash equivalents, and marketable securities totaled $156.9 million as of September 30, 2022.

2022 Financial Outlook
Pulmonx is updating its full year 2022 revenue guidance to be in the range of $51.5 million to $52.5 million, as compared to previously communicated guidance of $55 million to $60 million.

The Company now expects total operating expenses for the full year 2022 to fall in the range of $98 million to $100 million, as compared to previously communicated guidance of $100 million to $105 million, inclusive of stock-based compensation.

Webcast and Conference Call Details
Pulmonx will host a conference call today, November 3, 2022, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its third quarter 2022 financial results. Investors interested in listening to the conference call should register online. Participants are required to register a day in advance or at minimum 15 minutes before the start of the call. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.pulmonx.com/. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures
Pulmonx has presented constant currency percentage change in revenues, a non-GAAP financial measure, in this press release. Constant currency calculations show reported current period revenues as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. Pulmonx uses results on a constant currency basis as one measure to evaluate its performance. Pulmonx calculates constant currency by calculating current-year results using foreign currency exchange rates from the applicable comparable period in the prior year. Pulmonx generally refers to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis. Reconciliation of this non-GAAP financial measure to the most comparable GAAP measure is set forth in the tables below.

Pulmonx believes the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Pulmonx generally uses constant currency to facilitate management's financial and operational decision-making, including evaluation of Pulmonx’s historical operating results. Non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting Pulmonx’s business.

This non-GAAP financial measure should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review, when they become available, the Company's consolidated financial statements and publicly filed reports in their entirety. The Company's definition of non-GAAP measures may differ from similarly titled measures used by others.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements include information concerning the impact of the COVID-19 pandemic on the Company and its operations, a recovery and growth in the number of procedures performed, the size and penetration of the Japanese market for our products, the ability of AeriSeal to expand the addressable market for our products and to receive regulatory approval as well as physician and patient acceptance, and the Company’s possible or assumed future results of operations, including long-term outlook, descriptions of the Company’s revenues, total operating expenses, gross margin, profitability, guidance for full year 2022, commercial momentum, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Pulmonx’s public filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q filed with the SEC on August 8, 2022, available at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

About Pulmonx Corporation
Pulmonx Corporation (Nasdaq: LUNG) is a global leader in minimally invasive treatments for severe lung disease. Pulmonx’s Zephyr® Endobronchial Valve, Chartis® Pulmonary Assessment System and StratX® Lung Analysis Platform are designed to assess and treat patients with severe emphysema/COPD who despite medical management are still profoundly symptomatic. Pulmonx received FDA pre-market approval to commercialize the Zephyr Valve following its designation as a “breakthrough device.” The Zephyr Valve is commercially available in more than 25 countries, with over 100,000 valves used to treat more than 25,000 patients. For more information on the Zephyr Valves and the company, please visit www.Pulmonx.com.

Pulmonx®, Chartis®, StratX®, and Zephyr® are registered trademarks of Pulmonx Corporation.

Investor Contact
Brian Johnston
Gilmartin Group
investors@pulmonx.com

Pulmonx Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$13,502	$13,261	$38,237	$34,708
Cost of goods sold	3,350	3,522	9,556	9,329
Gross profit	10,152	9,739	28,681	25,379
Operating expenses
Research and development	4,366	2,815	11,494	9,355
Selling, general and administrative	19,717	16,686	61,197	50,962
Total operating expenses	24,083	19,501	72,691	60,317
Loss from operations	(13,931)	(9,762)	(44,010)	(34,938)
Interest income	477	99	781	306
Interest expense	(286)	(207)	(707)	(630)
Other income (expense), net	(432)	(267)	(597)	(202)
Net loss before tax	(14,172)	(10,137)	(44,533)	(35,464)
Income tax expense	—	44	107	191
Net loss	$(14,172)	$(10,181)	$(44,640)	$(35,655)
Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.28)	$(1.21)	$(0.99)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	37,190,352	36,449,399	37,001,136	35,958,217

Pulmonx Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$112,402	$148,480
Restricted cash	231	231
Short-term marketable securities	44,497	31,561
Accounts receivable, net	7,221	6,562
Inventory	20,127	16,285
Prepaid expenses and other current assets	3,192	4,883
Total current assets	187,670	208,002
Long-term marketable securities	—	10,941
Property and equipment, net	4,922	4,814
Goodwill	2,333	2,333
Intangible assets, net	185	277
Right of use assets	6,406	8,075
Other long-term assets	687	731
Total assets	$202,203	$235,173
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,648	$1,582
Accrued liabilities	10,744	13,366
Income taxes payable	—	147
Deferred revenue	106	163
Short-term debt	5,043	91
Current lease liabilities	3,145	2,201
Total current liabilities	21,686	17,550
Deferred tax liability	51	37
Long-term lease liabilities	4,644	6,844
Long-term debt	12,340	17,324
Other long-term liabilities	—	179
Total liabilities	38,721	41,934
Stockholders' equity
Common stock	37	37
Additional paid-in capital	498,083	482,885
Accumulated other comprehensive income	1,397	1,712
Accumulated deficit	(336,035)	(291,395)
Total stockholders' equity	163,482	193,239
Total liabilities and stockholders' equity	$202,203	$235,173

Pulmonx Corporation
Reconciliation of Reported Revenue % Change to Constant Currency Revenue % Change
(in thousands)
(Unaudited)

	Three months ended September 30,
	2022	2021	% Change	FX Impact %	Constant Currency % Change
United States	$8,402	$6,861	22.5%	—%	22.5%
International	5,100	6,400	(20.3)%	(10.8)%	(9.5)%
Total	$13,502	$13,261	1.8%	(5.2)%	7.0%

	Nine months ended September 30,
	2022	2021	% Change	FX Impact %	Constant Currency % Change
United States	$23,031	$17,716	30.0%	—%	30.0%
International	15,206	16,992	(10.5)%	(9.2)%	(1.3)%
Total	$38,237	$34,708	10.2%	(4.5)%	14.7%